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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 12, 1994 included in the Registration Statement on Form S-4 of Price Enterprises, Inc. and the related Prospectus of Price Enterprises, Inc. and Offering Circular of Price/Costco, Inc.


                                          ERNST & YOUNG LLP


San Diego, California
November 14, 1994